As filed with the Securities and Exchange Commission on November 1, 2001
                                            Registration Statement No. 333-39139
                                             Registration Statement No. 33-57182


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 ----------------------------------------------

                      POST-EFFECTIVE AMENDMENT TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                           SANDY SPRING BANCORP, INC.
             (Exact name of registrant as specified in its charter)

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

              MARYLAND                                      6021                                     52-1532952
    (State or other jurisdiction                      (Primary standard                           (I.R.S. employer
         of incorporation or                      industrial classification                    identification number)
            organization)                               code number)

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                              17801 GEORGIA AVENUE
                              OLNEY, MARYLAND 20832
                                 (301) 774-6400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executiveoffices)

                                Hunter R. Hollar
                      President and Chief Executive Officer
                           Sandy Spring Bancorp, Inc.
                              17801 Georgia Avenue
                              Olney, Maryland 20832
                                 (301) 774-6400
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                           James I. Lundy III, Esquire
                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                         4701 Sangamore Road Suite P-15
                            Bethesda, Maryland 20814

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not Applicable.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X] (1)

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

   If this form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ___________________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

/(1)/ Filed solely to remove 134,830 shares of Common Stock, Par Value $1.00 per Share, from registration.

                           SANDY SPRING BANCORP, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         By this Post-Effective Amendment to Registration Statements 333-39139 and 33-57182, Sandy Spring Bancorp, Inc. ("Bancorp"), pursuant to its undertaking, removes from registration all of the securities that remained unsold at the termination of the offering of Bancorp's Common Stock, par value $1.00 per share, under Bancorp's Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan"). The Plan has been terminated in accordance with its terms. The number of shares being removed from registration hereby has been adjusted for stock splits in accordance with the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Olney, state of Maryland, as of October 30, 2001.

                                           SANDY SPRING BANCORP, INC.

                                           By:  /s/ Hunter R. Hollar
                                                --------------------------------
                                                Hunter R. Hollar
                                                President and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



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  Signature                                        Title                                      Date


/s/ John Chirtea*                                  Director                             October 30, 2001
-----------------
John Chirtea

s/ Susan D. Goff*                                  Director                             October 30, 2001
-----------------
Susan D. Goff

/s/ Solomon Graham*                                Director                             October 30, 2001
-------------------
Solomon Graham

/s/ Joyce R. Hawkins*                              Director                             October 30, 2001
---------------------
Joyce R. Hawkins


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

/s/ Thomas O. Keech*                               Director                             October 30, 2001
--------------------
Thomas O. Keech

/s/ Charles F. Mess*                               Director                             October 30, 2001
--------------------
Charles F. Mess

/s/ Robert L. Mitchell*                            Director                             October 30, 2001
-----------------------
Robert L. Mitchell

/s/ Robert L. Orndorff, Jr.*                       Director                             October 30, 2001
----------------------------
Robert L. Orndorff, Jr.

/s/ David E. Rippeon*                              Director                             October 30, 2001
---------------------
David E. Rippeon

/s/ Lewis R. Schumann*                             Director                             October 30, 2001
----------------------
Lewis R. Schumann

/s/ W. Drew Stabler*                               Director, Chairman of the            October 30, 2001
--------------------                                 Board
W. Drew Stabler


/s/ James H. Langmead                              Executive Vice President and        f  October 30, 2001
---------------------
James H. Langmead                                  Principal Financial and

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                                                   Accounting Officer


*By:     /s/  Hunter H. Hollar
         -----------------------------------------------
         Agent for Service signing pursuant to Rule 478
         under the Securities Act of 1933